EXHIBIT 99.1

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EPIX Pharmaceuticals

Michael J. Astrue

Interim Chief Executive Officer

8th Annual Needham & Company, LLC

Growth Conference

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Safe Harbor

Certain information (including oral remarks) presented may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements include, among others, those dealing with overall business, segment, and market growth. You can identify forward-looking statements by our use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated.

These statements involve risks and uncertainties such as results achieved in clinical trials and research programs, quarterly fluctuations in operating results, the timely availability of new products, the impacts of competitive products and pricing, and the ability to locate and integrate future acquisitions.

These risks and uncertainties include such additional factors as are described in the Company’s recently filed reports with the U.S. Securities and Exchange Commission,  including its periodic reports on Form 10-K and Form 10-Q. The Company cautions the audience not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Company Profile

•                  Formed in 1988 - industry leader in gadolinium-based imaging agents

•                  Lead product, Vasovist™ approved in EU; second product completing Phase IIa

•                  Cash ~$125 million at end of 2005

•                  Recently cancelled Schering AG $15 million loan agreement

•                  Includes $100 million in proceeds from 2004 convertible debt offering

•                  Tomorrow’s reduction in workforce will

•                  Reduce employment from about 91 people to about 48

•                  Reduce annual burn rate from ~$25 million to ~$17 million

•                  Merger discussions ongoing

Vasovist™ Product Profile

•                  Discovered and developed in-house

•                  First blood pool agent developed for MR angiography

•                  One injection provides almost 60 minutes of imaging time

•                  Achieved primary endpoints in all four pivotal Phase III studies (two aorto-iliac, one renal, one pedal)

Vasovist™ Status – U.S.

•                  Two approvable letters requesting additional clinical trials

•                  FDA is raising bar for approval of all imaging products, but no formal guidance from agency as of yet

•                  Focus of FDA’s new standards is to allow comparability of data across trials of different products by standardizing protocols

•                  Reviewer presentation:
http://mediasite.acr.org/mediasite/viewer/?cid=d87f1876-9858-4dcb-abe7-5816fb6fa040

•                  Met with FDA on January 5th – tone was cordial and guidance was obtained on some but not all critical issues

•                  Expect informal follow-up and additional guidance as we revise protocol plans

•                  Preparing appeal and protocols; BOD expects to make decisions in Q1 2006 on path(s) forward

Vasovist™ Status – ex-U.S.

•                  EU approval in October, 2005

•                  Schering AG expects to launch in Q1 2006

•                  Country-by-country roll-out; Reimbursement timing varies from nation to nation

•                  Review process ongoing in Canada and Australia

•                  Pharmaceutical royalty (U.S. is profit-split)

•                  EPIX expects royalty revenue of $200,000 - $800,000 in 2006, then anticipates growth for rest of decade

EP-2104R

•                  Proprietary fibrin-binding imaging agent used to identify blood clots

•                  Open-label Phase IIa trial accelerated in Nov./Dec. – now expect to finish in Q1 2006

•                  Have notified Schering AG that we feel we have established proof-of-concept; asked Schering to accelerate program by exercising option

•                  Encouraging images seen in different vessel beds (the carotids and great vessels); most likely focus of development is carotid artery in stroke patients

•                  $5 million milestone payment associated with exercise of Schering option

Other Programs

•                  Proof-of-concept animal data for use of fibrin-binding technology to allow more specific targeting of anticoagulant and anti-platelet drugs due this quarter

•                  Potential to reduce dose, and therefore bleeds associated with anti-coagulation

•                  A potential licensing project, not an independent EPIX program

•                  One additional research program in imaging — extremely high priority for EPIX and Berlex

•                  Due to competitive nature of indication, details are undisclosed

Business Development

•                  Goal is transformative transaction to become therapeutics/imaging company

•                  Started process in September 2005 focusing on:

•                  Local or virtual companies

•                  Non-speculative technologies

•                  Two or more products in clinic

•                  Strong management

•                  Invited 10 companies to present to BOD at two November 2005 meetings; 8 accepted

•                  Narrowed list to 4 in mid-to-late December; discussions on-going

•                  Aim is to announce this quarter, but closing always uncertain

Business Development - Opportunistic

•                  Negotiating with larger company for purchase of currently marketed therapeutic product

•                  Term sheets exchanged; go-no go expected in about a month

•                  Potential both to be profitable in short-run and increase over time with additional indications

•                  Likelihood of closing difficult to determine

•                  “Niche” product that EPIX would market and sell in North America, license elsewhere

Summary

•                  2005 was a disappointing year

Goals for 2006

•                  Lockdown plan for Vasovist in U.S. and aim for 2007 approval

•                  Complete EP-2104R Phase IIa trial; provide data necessary for Schering AG to exercise its option

•                  Come to agreement on transformative transaction this quarter

Vision

•                  Integrated specialty pharmaceuticals company, with at least one marketed product and a robust pipeline of both therapeutic and imaging products

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